UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2008

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the sale by Volt Information Sciences, Inc. (the “Registrant”) of the net assets of its directory systems & services and North American publishing operations as reported in the Current Report on Form 8-K filed August 4, 2008, the Registrant obtained, on August 14, 2008, a waiver (the “Waiver”) of compliance with certain covenants contained in the Credit Agreement dated as of February 28, 2008, by and among the Registrant, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Waiver attached to this Current Report on Form 8-K as Exhibit 4.1(q).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1(q)	Waiver, dated as of August 14, 2008, to the Credit Agreement dated as of February 28, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: August 20, 2008	By:	/s/ Howard B. Weinreich
Howard B. Weinreich
Senior Vice President & General Counsel

EXHIBIT INDEX

4.1(q)	Waiver, dated as of August 14, 2008, to the Credit Agreement dated as of February 28, 2008.